EXHIBIT 11.3

                          ATLANTIC PREMIUM BRANDS, LTD.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                      For the
                                                                    Six Months
                                                                       Ended
                                                                     June 30,
                                                                       1997
                                                                  -------------

NET INCOME                                                        $     469,305
                                                                  =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            6,664,031
                                                                  =============

NET INCOME PER COMMON SHARE                                       $         .07
                                                                  =============

COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

       Shares outstanding as of December 31, 1996:                    6,801,142

       Less:  Treasury stock                                           (404,532)

       Impact of dilutive stock options as of June 30, 1997             267,421
                                                                  -------------
                                                                      6,664,031
                                                                  =============